EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56496 and 33-99181) of our report dated March 20, 2007 relating to the consolidated financial statements and financial statement schedule of CoSine Communications, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/     Burr, Pilger & Mayer LLP
Palo Alto, California
March 20, 2007